SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: February 28, 2002


                          WASATCH PHARMACEUTICAL, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

           UTAH                         0-22899                 84-0854009
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)   (IRS Employer ID No.)
     of incorporation)

                310 East 4500 South, Suite 450, Murray, UT 84107
                ------------------------------------------------
                     Address of principal executive office)


     Registrant's telephone number, including area code: (801) 266-4668

                    714 East 7200 South, Midvale, Utah 84047
                    ----------------------------------------
          Former name or former address, if changed since last report)

ITEM 5.  Other Events

         In a Board of Directors meeting held January 10, 2002, the Board authorized an amendment to the Articles of Incorporation to increase the authorized common shares from 100,000,000 to 750,000,000 shares of common stock. The par value remains at $.001 par value per share.

         In the same Board of Directors meeting held January 10, 2002, the Board acknowledged debts owed to Gary V. Heesch, CEO of $491,024, David K. Giles, CFO of $377,951 and Robert Arbon, director of $50,000 as of December 31, 2001. The board agreed to enter into a Compensatory Stock Issue Agreement whereby an aggregate of 110,000,000 restricted shares were issued to Gary V. Heesch, CEO, David Giles, CFO, and Robert Arbon as security on the debts owing by the Company. These shares will be placed into escrow until the debt is paid. Upon Wasatch's full or partial repayment of the outstanding debt, the 110,000,000 shares held in escrow, in portion to the value of the shares at the time of the repayment and the amount of the debt repaid, will be released from escrow and returned to Wasatch's treasury.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                             WASATCH PHARMACEUTICAL, INC.


Date:   February 28, 2002                     /s/  David K. Giles
                                             ---------------------------------
                                             David K. Giles, Secretary

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